EXHIBIT 99.1

MAX RE CAPITAL LTD.
ANNOUNCES DIVIDEND

Hamilton, Bermuda, October 28, 2005. Max Re Capital Ltd. (NASDAQ: MXRE; BSX: MXRE BH). At a meeting of the Board of Directors of Max Re Capital Ltd. held on October 27, 2005, the Board of Directors declared a dividend of $0.05 per share.

The dividend is payable on November 30, 2005 to shareholders of record on November 11, 2005.

Max Re Capital Ltd. through its principal operating subsidiaries, Max Re Ltd., Max Insurance Europe Limited and Max Re Europe Limited, offers customized insurance and reinsurance solutions to property and casualty insurers, life and health insurers and large corporations.

The above remarks about future expectations, plans and prospects for the Company are forward-looking statements for purposes of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those suggested by such statements. For further information regarding cautionary statements and factors affecting future operating results, please refer to the Company’s Prospectus Supplement dated October 11, 2005 to the Company’s Prospectus dated October 4, 2005 and other documents previously filed with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise any forward-looking statement whether as a result of new information, future developments or otherwise.

Contact Information:

Keith S. Hynes
Executive Vice President & CFO
441-296-8800
keithh@maxre.bm

N. James Tees
Senior Vice President & Treasurer
441-296-8800
jimt@maxre.bm